Exhibit 10.1

SECURITIES PURCHASE AGREEMENT	ДОГОВОР КУПЛИ-ПРОДАЖИ ЦЕННЫХ БУМАГ

THIS SECURITIES PURCHASE AGREEMENT is entered into as of June 2, 2026 (this “Agreement”), by and between Viktor Balan, located at Pechhuttenstrasse 6, Schifferstadt 67105, Germany, with a passport issued by the country of Ukraine; Passport No. FT069197 (the “Seller”), and

Artikkhodjaev Jakhongir Abidovich, with a passport issued by the country of the Republic of Uzbekistan; Passport No. FB7700000 (the “Buyer”).

Seller and Buyer are sometimes referred to hereinafter individually as the “Party” and collectively as the “Parties.”

НАСТОЯЩИЙ ДОГОВОР КУПЛИ-ПРОДАЖИ ЦЕННЫХ БУМАГ заключён 2 June 2026 года (далее — «Договор») между:

Виктор Балан (Viktor Balan), проживающим по адресу: Pechhuttenstrasse 6, Schifferstadt 67105, Германия, паспорт гражданина Украины №FT069197, выданный 31 октября 2018 года (далее — «Продавец»), и

Артыкходжаев Жахонгир Абидович (Artikkhodjaev Jakhongir Abidovich), паспорт гражданина Республики Узбекистан №FB7700000, выданный 24 января 2025 года (далее — «Покупатель»),

Именуемые в дальнейшем по отдельности «Сторона», а совместно — «Стороны».

RECITALS	ПРЕАМБУЛА

WHEREAS, Seller owns an aggregate of 1,000,000,0 (One Million) ordinary shares (the “Shares”) of the Common Stock, par value $0.001 per share (“Common Stock”), of Stagewise Strategies Corp., a Nevada corporation (the “Company”), held in book entry form with the Company’s transfer agent under book entry #1;

WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, subject to the terms and conditions set forth herein; and

WHEREAS, the parties acknowledge that the sale of the Shares is intended to be exempt from registration under the United States Securities Act of 1933 (as amended, the “Securities Act”) pursuant to Section 4(a)(1) thereof, as interpreted by the courts and the Securities and Exchange Commission (“SEC”), in a transaction commonly referred to as a “Section 4(a)(1½)” transaction, and/or Section 4(a) (7) thereof, and Buyer is relying upon the truth and accuracy of the representations, warranties and agreements of the Seller and the Company contained herein in connection with the availability of such exemptions.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties agree as follows:

ПРИНИМАЯ ВО ВНИМАНИЕ, ЧТО Продавец является владельцем в совокупности 1 000 000,0 (Один миллион) штук обыкновенных акций (далее — «Акции») (Common Stock) компании Stagewise Strategies Corp., корпорации, учрежденной в соответствии с законодательством штата Невада (далее — «Компания»), номинальной стоимостью 0,001 доллара США за одну акцию, хранящихся в бездокументарной (book-entry) форме у трансфер-агента Компании под учётной записью №1;

ПРИНИМАЯ ВО ВНИМАНИЕ, что Продавец желает продать Акции Покупателю, а Покупатель желает приобрести Акции у Продавца на условиях, изложенных в настоящем Договоре; и

ПРИНИМАЯ ВО ВНИМАНИЕ, что Стороны признают, что продажа Акций предполагается освобождённой от регистрации в соответствии с Законом Соединённых Штатов Америки о ценных бумагах 1933 года (в редакции с последующими изменениями) (далее — «Закон о ценных бумагах») согласно его Разделу 4(a) (1) с учётом толкования судов и Комиссии США по ценным бумагам и биржам (далее — «SEC»), в рамках сделки, обычно именуемой сделкой по «Разделу 4(a)(1½)», и/или согласно Разделу 4(a)(7) указанного Закона, причём Покупатель полагается на достоверность и точность заверений, гарантий и обязательств Продавца и Компании, содержащихся в настоящем Договоре, в связи с применимостью таких изъятий.

ТАКИМ ОБРАЗОМ, принимая во внимание изложенное, а также взаимные заверения, гарантии и обязательства, изложенные в настоящем Договоре, Стороны договорились о нижеследующем:

ARTICLE I SALE AND PURCHASE OF SHARES	СТАТЬЯ I ПРОДАЖА И ПОКУПКА АКЦИЙ

1. Incorporation of Recitals. The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.	1. Включение преамбулы. Положения и заявления, изложенные выше в преамбуле, настоящим включаются в Договор по ссылке и составляют его неотъемлемую часть.

2. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller hereby agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Shares and any rights attached thereto as of the date hereof (including all securities, property and other rights received (i) in replacement of the Shares, (ii) as a result of conversion of the Shares, (iii) as a result of a dividend or stock split in respect of the Shares and (iv) as substitution for the Shares in a recapitalization, merger, reorganization or the like), for a total purchase price of $250,000 (at a price of USD 0.25 per Share), as set forth on the signature page hereof, including related escrow and transaction fees, if any (the “Purchase Price”). Buyer shall deliver the Purchase Price as provided, pursuant to the escrow provisions in Section 3 immediately following.	2. Продажа и покупка Акций. На условиях настоящего Договора в дату Завершения сделки Продавец обязуется продать Покупателю, а Покупатель — приобрести у Продавца Акции и все связанные с ними права на дату настоящего Договора (включая все ценные бумаги, имущество и иные права, полученные (i) взамен Акций, (ii) в результате конвертации Акций, (iii) в результате выплаты дивидендов или дробления Акций, а также (iv) в качестве замены Акций при рекапитализации, слиянии, реорганизации и т. п.), за общую цену покупки в размере 250,000 долл. США (по 0,25 долл. США за одну акцию), указанную на странице подписей настоящего Договора, включая соответствующие комиссии эскроу и транзакционные расходы, если применимо (далее — «Цена покупки»). В Дату завершения сделки (как определено ниже) Покупатель перечисляет Цену покупки в порядке, предусмотренном положениями об эскроу, изложенными в Разделе 3 ниже.

3. Escrow. The Company and Buyer acknowledge and agree that the purchase and sale of shares hereby shall be subject to the terms of that certain Escrow Agreement, by and among Saidakromhon Saidazimov, President, Secretary and Director of Akfa Capital Management Inc., Buyer, in his capacity as CEO, President, Secretary and Director of the Company and as representative of the sellers (i.e. Viktor Balan and Yuliia Zaporozhan), and Eric Newlan on behalf of Newlan Law Firm, PLLC, dated April 17, 2026 (the “Escrow Agreement”). Without limiting the foregoing, the Parties acknowledge and agree that the Purchase Price shall be deposited and disbursed at Closing, and the Shares shall be transferred, in accordance with the terms of the Escrow Agreement.

Upon satisfaction of the conditions set forth in Section V of this Agreement, the Seller shall be deemed to have received the Purchase Price under this Agreement, and the Buyer's payment obligations shall be deemed fully satisfied and discharged.

3. Эскроу. Компания и Покупатель признают и соглашаются, что предусмотренная настоящим Договором купля-продажа Акций осуществляется на условиях соответствующего Договора эскроу, заключённого между Саидакромхоном Саидазимовым, Президентом, Секретарём и Директором Akfa Capital Management Inc., выступающим Покупателем, а также в качестве Генерального директора, Президента, Секретаря и Директора Компании и представителя другого продавца акций (Юлии Запорожан), и Эриком Ньюланом, выступающим от имени Newlan Law Firm, PLLC, от 17 апреля 2026 года (далее — «Договор эскроу»). Без ограничения изложенного, Стороны признают и соглашаются, что Цена покупки подлежит депонированию и выплате в Дату завершения сделки, а Акции подлежат передаче в соответствии с условиями Договора эскроу.
С момента выполнения условий, указанных в разделе V настоящего Договора, считается, что Продавец получил сумму по настоящему Договору, а обязательства Покупателя по оплате – исполненными.

4. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date set forth above, or on such later date and time as the Parties may mutually agree upon (the “Closing Date”), and which Closing shall take place remotely via the exchange of documents, electronically or otherwise. On the Closing Date, Seller shall deliver to Buyer the documents and instruments set forth in Article V, Section (1)(a) (the “Closing Documents”).	4. Завершение сделки. На условиях настоящего Договора закрытие сделок, предусмотренных настоящим Договором (далее — «Завершение сделки»), состоится в указанную выше дату либо в более позднюю дату и время, согласованные Сторонами (далее — «Дата завершения сделки»), при этом Завершение сделки проводится дистанционно посредством обмена документами в электронной или иной форме. В Дату завершения сделки Продавец передаёт Покупателю документы и инструменты, перечисленные в Статье V, пункт (1)(a) (далее — «Документы Завершения сделки»).

5. Payments at the Closing. On or before the Closing Date, the Company’s ”Loan from Related Party” in the amount of approximately $206,921 shall be fully paid and irrevocably discharged at the Seller's expense in accordance with Section 3.1 of the Escrow Agreement.	5. Платежи в дату Завершения сделки. Не позднее Даты завершения сделки «Заём от связанной стороны» Компании в размере приблизительно 206 921 долл. США должен быть полностью погашен и безотзывно прекращён за счет Продавца, в порядке, установленном пунктом 3.1. договора эскроу.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY	СТАТЬЯ II ЗАВЕРЕНИЯ И ГАРАНТИИ ПРОДАВЦА И КОМПАНИИ

Seller hereby represents and warrants to Buyer that now and as of the Closing:

1. Due Organization and Qualification. The Company (IRS EIN (Federal Tax ID): 61-2108075) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification.

Продавец настоящим заверяет и гарантирует Покупателю, что на дату настоящего Договора и на Дату завершения сделки:

1. Надлежащая регистрация и правоспособность. Компания (ИНН: 61-2108075) является корпорацией, надлежащим образом учреждённой, юридически существующей и в надлежащем правовом положении в соответствии с законодательством штата Невада, обладающей полной корпоративной правоспособностью и полномочиями для владения, аренды и эксплуатации своего бизнеса и имущества и для ведения деятельности в местах и порядке, в которых она в настоящее время ведётся. Компания надлежащим образом квалифицирована и находится в надлежащем правовом положении в качестве иностранной корпорации в каждой юрисдикции, в которой имущество, находящееся в её собственности, аренде или эксплуатации, либо осуществляемая ею деятельность требует такой квалификации.

2. Ownership; Due Authorization. Seller is the record and beneficial owner of the Shares and has sole power and authority over the disposition of the Shares. No individual or entity including, without limitation, Seller’s spouse has any rights with respect to the Shares, and no right to challenge Seller’s sale, transfer or other disposition of the Shares. The Shares are free and clear of any liens, claims, encumbrances, and charges. The Shares have not been sold, conveyed, encumbered, hypothecated or otherwise transferred by Seller except pursuant to this Agreement. Seller has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out his obligations hereunder. This Agreement constitutes the valid and binding obligation of Seller. The execution, delivery and performance by Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect Seller. Seller is not a party to any agreement, written or oral, creating rights in respect of any of the Shares in any third party or relating to the voting of the Shares. Seller is not a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws. Seller acknowledges that Seller has been advised that Buyer or others may take various actions including actions which result in the Shares greatly increasing in value and that by executing this agreement, Seller expressly waives any and all right to participate in any way in any such increase in value of the Shares.

2. Право собственности; надлежащее уполномочие. Продавец является зарегистрированным и бенефициарным владельцем Акций и обладает исключительными правами и полномочиями по распоряжению Акциями. Никакое физическое или юридическое лицо, в том числе, без ограничения, супруг(а) Продавца, не имеет каких-либо прав в отношении Акций и не вправе оспаривать продажу, передачу или иное распоряжение Акциями со стороны Продавца. Акции свободны от каких-либо залогов, требований, обременений и сборов. Акции не были проданы, переданы, обременены, заложены или иным образом отчуждены Продавцом, за исключением случаев, предусмотренных настоящим Договором. Продавец обладает законным правом заключать настоящий Договор и совершать предусмотренные им сделки, а также исполнять иные свои обязательства по нему. Настоящий Договор представляет собой действительное и юридически обязывающее обязательство Продавца. Заключение, передача и исполнение Продавцом настоящего Договора не нарушают каких-либо договорных ограничений, содержащихся в любом соглашении, обязывающем или затрагивающем Продавца либо заявленном как обязывающее или затрагивающее его. Продавец не является стороной каких-либо письменных или устных соглашений, создающих права в отношении любых Акций для третьих лиц либо касающихся голосования по Акциям. Продавец не является стороной каких-либо действующих или санкционированных опционов, варрантов, прав, требований об исполнении, обязательств, прав конвертации, прав обмена или иных соглашений любого характера, условных или иных, предусматривающих покупку, выпуск или продажу любых Акций; ограничения на передачу Акций отсутствуют, за исключением (a) ограничений на передачу, установленных Законом о ценных бумагах 1933 года (в действующей редакции), и (b) ограничений на передачу, установленных применимыми законами штатов о ценных бумагах или законами «голубого неба» (blue sky). Продавец подтверждает, что он был уведомлён о том, что Покупатель или иные лица могут предпринимать различные действия, в том числе действия, которые могут привести к значительному увеличению стоимости Акций, и, подписывая настоящий Договор, Продавец прямо отказывается от любого и каждого права участвовать в каком-либо таком увеличении стоимости Акций.

3. Consents. No consent, approval or authorization of or designation, declaration or filing with any person, entity or governmental authority on the part of Seller is required, and the consent of the Seller’s spouse is not required, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.	3. Согласия. Со стороны Продавца не требуется получения каких-либо согласий, одобрений или разрешений, а также проведения каких-либо назначений, заявлений или подачи документов какому-либо лицу или государственному органу; согласие супруга(и) Продавца также не требуется в связи с заключением и исполнением настоящего Договора и совершением предусмотренных им сделок.

4. No Conflicts or Defaults. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, contract, mortgage, indenture, guarantee, note, lease, instrument, commitment, accommodation, letter of credit, arrangement, understanding, permit or license, whether written or oral, to which Seller or the Company is a party or by which Seller or the Company is bound (each, a “Contract”), or any judgment, order or decree, or any federal, state, local, foreign or other statute, law, ordinance, rule or regulation to which Seller or the Company is subject, (ii) result in the creation of, or give any party the right to create, any mortgage, security interest, lien, charge, easement, lease, sublease, covenant, option, claim, restriction or encumbrance or any other right or adverse interest (each, a “Lien”) upon any of the properties or assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any Contract to which Seller or the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Seller or the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.	4. Отсутствие коллизий и нарушений. Заключение и исполнение Продавцом настоящего Договора и совершение предусмотренных им сделок не противоречат и не приведут к нарушению (a) Устава или внутренних регламентов Компании, либо (b) с уведомлением или без него, по истечении срока или иным образом: (i) к нарушению, противоречию или несоблюдению какого-либо существенного соглашения, договора, ипотеки, договора займа, гарантии, векселя, договора аренды, инструмента, обязательства, аккомодации, аккредитива, договорённости, понимания, разрешения или лицензии (письменных или устных), стороной которых является или которыми связан Продавец или Компания (каждый — «Договор»), либо к нарушению какого-либо судебного решения, постановления или указа, либо федерального, штатного, местного, иностранного или иного закона, нормативного акта, постановления, правила или регулирования, которым подчиняется Продавец или Компания; (ii) к возникновению или предоставлению любой стороне права создать ипотеку, обеспечительный интерес, залог, обременение, сервитут, аренду, субаренду, соглашение, опцион, требование, ограничение или иной обременяющий интерес или неблагоприятное право (каждое — «Обременение») в отношении любого имущества или активов Компании; (iii) к расторжению Договора либо предоставлению стороне права на его расторжение, изменение, отказ от исполнения, стороной которого является Продавец или Компания либо которым связаны активы Компании; либо (iv) к ускорению или изменению, либо предоставлению любой стороне права на ускорение или изменение сроков или условий, в которые или на которых Продавец или Компания обязаны исполнять обязанности или получать права или выгоды по любому существенному соглашению, договорённости или обязательству, стороной которых она является.

5. Capitalization. On the Closing Date, the authorized capital stock of the Company shall be as set forth in the latest SEC Documents (as defined below). All of the issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right of stockholders. None of the issued and outstanding shares, including the Shares, are not and will not be as of the Closing, subject to any preemptive, subscription right or other similar rights. There is no outstanding voting trust agreement or other Contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the Common Stock of the Company, nor has the Company, or any of its agents orally agreed to issue any of the foregoing. There are no declared or accrued unpaid dividends with respect to any shares of the Company’s Common Stock. There are no agreements, written or oral, between the Company and any of its stockholders or among any stockholders relating to the acquisition (including without limitation rights of first refusal, preemptive rights or other similar rights), or disposition, or registration under the Securities Act or voting of the capital stock of the Company. There are no outstanding shares of Common Stock that are subject to vesting. The Company has no capital stock other than the Common Stock authorized, issued or outstanding.

5. Капитализация. На Дату завершения сделки уставный капитал Компании соответствует сведениям, указанным в последних Документах SEC (как определено ниже). Все выпущенные и находящиеся в обращении акции надлежащим образом санкционированы, правомерно выпущены, полностью оплачены и не подлежат довзысканию, и не выпускались с нарушением каких-либо опционов на покупку, опционов колл, преимущественных прав, прав первого отказа, прав подписки или иных аналогичных прав акционеров. Ни одна из выпущенных и находящихся в обращении акций, включая Акции, не подлежит и на Дату завершения сделки не будет подлежать каким-либо преимущественным правам, правам подписки или иным аналогичным правам. Отсутствуют действующие соглашения о голосовании по доверенности или иные Договоры, соглашения, договорённости, опционы, варранты, требования об исполнении, обязательства или иные права какого-либо характера, обязывающие или дающие Компании право выпускать, продавать, выкупать или приобретать обратно какие-либо из её ценных бумаг; отсутствуют действующие ценные бумаги, конвертируемые в Обыкновенные акции Компании или обмениваемые на них; Компания и её агенты не имеют устных договорённостей о выпуске каких-либо из перечисленного. Отсутствуют объявленные или начисленные невыплаченные дивиденды по каким-либо Обыкновенным акциям Компании. Отсутствуют письменные или устные соглашения между Компанией и кем-либо из её акционеров либо между акционерами, касающиеся приобретения (включая, без ограничения, права первого отказа, преимущественные права или иные аналогичные права), либо распоряжения, либо регистрации в соответствии с Законом о ценных бумагах, либо голосования по уставному капиталу Компании. Отсутствуют выпущенные Обыкновенные акции, подпадающие под условие наделения правом (vesting). Иного капитала помимо санкционированных, выпущенных или находящихся в обращении Обыкновенных акций Компания не имеет.

6. Financial Statements.

(a) SEC Documents. Seller hereby makes reference to the documents filed by the Company with (i) the United States Securities and Exchange Commission (the “SEC”), as posted on the SEC’s website, www.sec.gov (collectively, the “SEC Documents”) and (ii) the OTC Markets Group (the “OTC”), as posted on the OTC’s website, www.otcmarkets.com (the “OTC Documents”). The SEC Documents and OTC Documents constitute all of the documents and reports that the Company was required to file with the SEC or OTC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder by the SEC, and the rules and regulations of the OTC, in each case, as of the date hereof. The financial statements included in the SEC Documents and OTC Documents (all such statements being referred to collectively as the “Financial Statements”), together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with applicable legal and account requirements and the Financial Statements are consistent with such books and records.

6. Финансовая отчётность.

А) Документы SEC. Продавец ссылается на документы, поданные Компанией (i) в Комиссию США по ценным бумагам и биржам (далее — «SEC»), размещённые на сайте SEC www.sec.gov (совместно — «Документы SEC»), и (ii) в OTC Markets Group (далее — «OTC»), размещённые на сайте OTC www.otcmarkets.com (далее — «Документы OTC»). Документы SEC и Документы OTC составляют все документы и отчёты, которые Компания была обязана подать в SEC или OTC в соответствии с Законом о ценных бумагах и Законом о биржах 1934 года (в действующей редакции; далее — «Закон о биржах»), и нормами и правилами, принятыми SEC и OTC, в каждом случае по состоянию на дату настоящего Договора. Финансовая отчётность, включённая в Документы SEC и Документы OTC (далее совместно — «Финансовая отчётность»), вместе с примечаниями к ней подготовлена в соответствии с общепринятыми принципами бухгалтерского учёта США (US GAAP), последовательно применяемыми во всех представленных периодах. Финансовая отчётность достоверно отражает финансовое положение Компании на соответствующие даты и за соответствующие периоды. Бухгалтерские книги и иные финансовые записи Компании велись в соответствии с применимыми правовыми и учётными требованиями, и Финансовая отчётность соответствует таким книгам и записям.

(b) Seller will promptly provide to the Company and the Buyer all financial statements and/or financial result information reasonably requested for the period beginning on the first day of the current fiscal quarter, and ending on the date hereof, for no additional consideration, that are necessary for the Company to prepare the quarterly disclosures for the current fiscal year and the current fiscal quarter.	Б) Продавец оперативно предоставит Компании и Покупателю всю финансовую отчётность и/или сведения о финансовых результатах, обоснованно запрошенные, за период, начинающийся с первого дня текущего финансового квартала и заканчивающийся датой настоящего Договора, без дополнительного встречного предоставления, которые необходимы Компании для подготовки квартальной отчётности за текущий финансовый год и текущий финансовый квартал.

(c) Since the date of the latest Financial Statements, except as set forth herein, there has been no material adverse change in the condition, financial or otherwise, net worth, prospects or results of operations of the Company, and:

В) С даты последней Финансовой отчётности, за исключением случаев, указанных в настоящем Договоре, не произошло никаких существенных неблагоприятных изменений в финансовом или ином состоянии, чистых активах, перспективах или результатах деятельности Компании, и при этом:

(i) the Company has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

(ii) the Company has not entered into any Contract (or series of related Contracts);

(iii) no party (including the Company) has accelerated, terminated, modified or canceled any Contract to which the Company is a party or by which the Company or its assets are bound;

(iv) the Company has not made any capital expenditure (or series of related capital expenditures) of whatever nature;

(i) Компания не продавала, не сдавала в аренду, не передавала и не уступала какие-либо свои активы, материальные или нематериальные, иначе как в рамках обычной хозяйственной деятельности;

(ii) Компания не заключала каких-либо Договоров (или серий связанных Договоров);

(iii) ни одна сторона (включая Компанию) не осуществляла ускорения, прекращения, изменения или отмены каких-либо Договоров, стороной которых является Компания или которыми связаны Компания или её активы;

(v) the Company has not made any capital investments in, any loans to, or any acquisitions of the securities or assets of any other person (or a series of related capital investments, loans and acquisitions);

(vi) declared or paid any dividends or made any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock;

(vii) redeemed or otherwise acquired any shares of its capital stock (except upon the exercise of outstanding options) or any option, warrant or right relating thereto;

(v) Компания не осуществляла капитальных инвестиций, не выдавала займов и не приобретала ценных бумаг или активов какого-либо иного лица (либо серии связанных капитальных инвестиций, займов и приобретений);

(vi) не объявляла и не выплачивала каких-либо дивидендов и не производила иных распределений в пользу акционеров, независимо от того, относятся ли они к её уставному капиталу;

(vii) не выкупала и иным образом не приобретала акций своего уставного капитала (за исключением исполнения действующих опционов) либо опционов, варрантов или прав, относящихся к ним;

(viii) the Company has not issued any notes, bonds or other debt securities, or created, incurred, assumed or guaranteed any Liens, liabilities, obligations or indebtedness for borrowed money or capitalized lease obligation;

(ix) the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) or material indebtedness;

(x) the Company has not made any loans to, or entered into any other transactions with, any of its directors, officers, or employees;

(xi) the Company has not hired any employees or consultants; and

(xii) the Company has not committed to do any of the foregoing.

(viii) Компания не выпускала векселей, облигаций или иных долговых ценных бумаг, не создавала, не несла, не принимала на себя и не гарантировала каких-либо Обременений, обязательств, ответственности или задолженности по заёмным средствам или капитализированной аренде;

(ix) Компания не отменяла, не прощала, не отказывалась и не освобождала какие-либо права, требования (или серии связанных прав и требований) или существенную задолженность;

(x) Компания не предоставляла займов и не совершала иных сделок с кем-либо из своих директоров, должностных лиц или работников;

(xi) Компания не нанимала каких-либо работников или консультантов; и

(xii) Компания не принимала на себя обязательств совершить какое-либо из вышеперечисленного.

7. Further Financial Matters. The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under U.S. generally accepted accounting principles, and which are not reflected in the Financial Statements.

7. Иные финансовые вопросы. Компания не имеет (a) каких-либо активов любого рода или (b) каких-либо обязательств, обеспеченных или необеспеченных, начисленных, определённых, абсолютных или условных, заявленных или незаявленных, которые подлежат отражению или резервированию в балансе или примечаниях к нему в соответствии с общепринятыми принципами бухгалтерского учёта США и которые не отражены в Финансовой отчётности.

8. Indebtedness; Contracts; No Defaults; Liabilities.	8. Задолженность; договоры; отсутствие нарушений; обязательства.

(a) The Company has no covenant, agreement, contract, mortgage, indenture, guarantee, note, lease, instrument, commitment, accommodation, letter of credit, arrangement, understanding, permit or license, or any other obligation of any kind whatsoever in respect of any amount of indebtedness, whether written or oral, to which the Company is a party.	(a) Компания не имеет каких-либо соглашений, договоров, ипотек, договоров займа, гарантий, векселей, договоров аренды, инструментов, обязательств, аккомодаций, аккредитивов, договорённостей, пониманий, разрешений или лицензий, либо иных обязательств любого рода в отношении какой-либо суммы задолженности, письменных или устных, стороной которых она является.

(b) Neither the Company, nor, to Seller’s knowledge, any other person or entity, is in breach of, or in default under any Contract to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or, to the knowledge of Seller, any other person or entity. The Company has not received any notice of default under any Contract to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.	(б) Ни Компания, ни — насколько известно Продавцу — какое-либо иное лицо не нарушают и не находятся в состоянии неисполнения какого-либо Договора, стороной которого является Компания; не произошло, не ожидается и не угрожает каких-либо событий или действий, которые после уведомления, по истечении срока или иным образом образуют или приведут к такому нарушению или неисполнению со стороны Компании или, насколько известно Продавцу, какого-либо иного лица. Компания не получала каких-либо уведомлений о неисполнении в отношении каких-либо Договоров, стороной которых она является, которые не были устранены к удовлетворению стороны, заявившей о нарушении, или надлежащим образом ею не отозваны до даты настоящего Договора.

(c) Other than the Company Liabilities set forth on the Financial Statements, which shall be paid off immediately prior to or upon the Closing, the Company has no liabilities. Those creditors listed on Notes to the Financial Statements are the only individuals or entities with any claims against the Company. Other than as set forth on the Financial Statements, the Company does not have any obligations or liabilities of any nature (matured or unmatured, fixed or contingent).

(в) За исключением Обязательств Компании, указанных в Финансовой отчётности, которые подлежат погашению непосредственно перед Завершением сделки или в момент его, Компания не имеет каких-либо обязательств. Кредиторы, перечисленные в Примечаниях к Финансовой отчётности, являются единственными лицами, имеющими какие-либо требования к Компании. За исключением случаев, указанных в Финансовой отчётности, Компания не имеет каких-либо обязательств или ответственности какого-либо характера (наступивших или ненаступивших, фиксированных или условных).

9. Filings. None of the filings made by the Company under the Exchange Act or the Securities Act or rules and regulations of the OTC contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

9. Подача документов. Ни одна из поданных Компанией документов в соответствии с Законом о биржах, Законом о ценных бумагах или правилами OTC не содержит каких-либо недостоверных сведений о существенных фактах и не упускает какого-либо существенного факта, который должен быть указан, либо необходим для того, чтобы сделанные заявления, с учётом обстоятельств, в которых они были сделаны, не вводили в заблуждение.

10. Litigation. There is no action, suit, proceeding or investigation pending or, to Seller’s knowledge, threatened against Seller in connection with Seller’s ownership of the Shares. There is no action, suit, proceeding or investigation by Seller currently pending or that Seller intends to initiate that relates to the Shares or otherwise relates to the Company.	10. Судебные разбирательства. Не существует каких-либо находящихся в производстве или, насколько известно Продавцу, угрожающих исков, дел, разбирательств или расследований против Продавца в связи с владением Акциями. Не существует каких-либо текущих или планируемых Продавцом исков, дел, разбирательств или расследований, относящихся к Акциям или иным образом касающихся Компании.

11. Sophistication. Seller: (i) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement; (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares; and (iii) has independently and without reliance upon Buyer, and based on such information and the advice of such advisors as Seller has deemed appropriate, made Seller’s own analysis and decision to enter into this Agreement. Seller acknowledges that neither Buyer nor Buyer’s affiliates or agents is acting as a fiduciary or financial or investment adviser to Seller, and that neither Buyer nor Buyer’s affiliates or agents have given Buyer any investment advice, opinion or other information on whether the sale of the Shares is prudent or advisable. Seller acknowledges that: (i)Buyer or Buyer’s affiliates or agents currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Shares (“Seller Excluded Information”), (ii) Seller has determined to sell the Shares notwithstanding Seller’s lack of knowledge of the Seller Excluded Information and (iii) and Buyer shall have no liability to Seller, and Seller waives and releases any claims that he might have against Buyer whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the sale of the Shares and the transactions hereunder. Seller understands that Buyer will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance. Such Seller Excluded Information may include, but is not limited to, information received (i) by Buyer or its affiliates or agents in their capacities as directors, stockholders or affiliates of the Company, (ii) from the Company on a confidential basis, or (iii) on a privileged basis from the attorneys, financial advisers or other representatives of the Company. Although such Seller Excluded Information may be indicative of a value of the Shares that is substantially different than the Purchase Price, Seller is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which he, she or it may be subject on account of the disparity of information as between the parties, and the Seller has nonetheless deemed it appropriate and in its best interest to engage in the transaction hereunder.	11. Квалификация. Продавец: (i) является опытным физическим или юридическим лицом, знакомым со сделками, аналогичными предусмотренным настоящим Договором; (ii) располагает достаточной информацией о хозяйственной деятельности и финансовом положении Компании, чтобы принять обоснованное решение о продаже Акций; (iii) самостоятельно и без опоры на Покупателя, на основании такой информации и консультаций таких советников, которых Продавец счёл уместными, провёл собственный анализ и принял решение о заключении настоящего Договора. Продавец признаёт, что ни Покупатель, ни его аффилированные лица или агенты не выступают в качестве доверительного управляющего, финансового или инвестиционного консультанта Продавца и не предоставляли Продавцу каких-либо инвестиционных советов, мнений или иной информации о благоразумности или целесообразности продажи Акций. Продавец признаёт, что: (i) Покупатель, его аффилированные лица или агенты в настоящее время могут располагать, а в дальнейшем могут получить, информацию о Компании, не известную Продавцу и могущую быть существенной для решения о продаже Акций (далее — «Информация, не раскрываемая Продавцу»); (ii) Продавец принял решение о продаже Акций, несмотря на отсутствие у него такой Информации, не раскрываемой Продавцу; и (iii) Покупатель не несёт ответственности перед Продавцом, а Продавец отказывается от любых требований, которые он мог бы предъявить к Покупателю на основании применимого законодательства о ценных бумагах или иным образом, в связи с нераскрытием такой Информации, не раскрываемой Продавцу, в связи с продажей Акций и совершением предусмотренных настоящим Договором сделок. Продавец понимает, что Покупатель будет полагаться на точность и достоверность вышеуказанных заверений, и настоящим выражает согласие на такую опору. Такая Информация, не раскрываемая Продавцу, может включать, в том числе, информацию, полученную (i) Покупателем или его аффилированными лицами или агентами в их качестве директоров, акционеров или аффилированных лиц Компании, (ii) от Компании на конфиденциальной основе, или (iii) на привилегированной основе от юристов, финансовых советников или иных представителей Компании. Хотя такая Информация, не раскрываемая Продавцу, может указывать на стоимость Акций, существенно отличающуюся от Цены покупки, Продавец опытен, квалифицирован и обладает знаниями в области торговли ценными бумагами публичных и частных компаний и понимает невыгодные последствия, которым он может подвергнуться вследствие неравенства информации между Сторонами; тем не менее Продавец счёл целесообразным и отвечающим его интересам участвовать в предусмотренной настоящим Договором сделке.

12. Transfer for Own Account. Seller is selling the Shares for Seller’s own account only. The Company has not solicited, negotiated or arranged the sale of the Shares, has not received and will not receive any portion of the Purchase Price, and has not provided any compensation, reimbursement or other consideration to Seller in connection with the sale of the Shares.	12. Передача от своего имени. Продавец продаёт Акции исключительно от собственного имени и в собственных интересах. Компания не привлекала, не вела переговоров и не организовывала продажу Акций, не получала и не получит какой-либо части Цены покупки и не предоставляла Продавцу какого-либо вознаграждения, возмещения или иного встречного предоставления в связи с продажей Акций.

13. No General Solicitation. At no time did Seller or any person acting on its behalf present Buyer with or solicit Buyer by means of any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or general solicitation (within the meaning of Regulation D of the Securities Act), including any form of directed selling efforts, in connection with the sale of the Shares.	13. Отсутствие общего предложения. Ни Продавец, ни какое-либо лицо, действующее от его имени, ни в какое время не обращались к Покупателю и не предлагали ему Акции посредством опубликованных или распространённых газет, почтовой рассылки, радио, телевидения или иной формы общей рекламы или общего предложения (в значении Положения D Закона о ценных бумагах), включая любые формы целенаправленных усилий по продаже, в связи с продажей Акций.

14. Advice of Counsel; Tax Matters. Seller has been advised to consult with Seller’s own attorney regarding legal matters concerning the Shares and to consult with an independent tax advisor regarding the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Seller is relying solely on Seller’s separate legal and tax advisors and not on any statements or representations of Buyer for any legal or tax advice with respect to the transactions contemplated by this Agreement. Seller acknowledges that Seller is entirely responsible for (i) any and all federal, state, local and foreign tax consequences to Seller in connection with the transactions contemplated by this Agreement and (ii) paying Seller’s own taxes and for filing all necessary tax returns with respect thereto.	14. Юридическая консультация; налоговые вопросы. Продавцу было рекомендовано консультироваться с собственным юристом по правовым вопросам, касающимся Акций, и с независимым налоговым консультантом по федеральным, штатным, местным и иностранным налоговым последствиям предусмотренных настоящим Договором сделок. Продавец полагается исключительно на собственных юридических и налоговых консультантов, а не на заявления или заверения Покупателя по любым правовым или налоговым вопросам, связанным с предусмотренными настоящим Договором сделками. Продавец признаёт, что несёт полную ответственность за (i) любые федеральные, штатные, местные и иностранные налоговые последствия для Продавца в связи с предусмотренными настоящим Договором сделками и (ii) уплату собственных налогов и подачу всех необходимых налоговых деклараций в этой связи.

15. No Underwriter Status. Seller is not an “underwriter” as defined in Section 2(a)(11) of the Securities Act with respect to the Shares, is selling the Shares for Seller’s own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, and has not taken and will not take any action that would cause the transactions contemplated by this Agreement to be integrated with any other offering of securities.	15. Отсутствие статуса андеррайтера. Продавец не является «андеррайтером», как этот термин определён в Разделе 2(a)(11) Закона о ценных бумагах, в отношении Акций, продаёт Акции от собственного имени и в собственных интересах, а не с целью распределения или продажи в связи с каким-либо распространением в нарушение Закона о ценных бумагах, и не совершал и не совершит каких-либо действий, которые приведут к интеграции предусмотренных настоящим Договором сделок с каким-либо иным предложением ценных бумаг.

16. No Disqualifying Events; Bad Actor Status. Seller represents that neither Seller nor, to Seller’s knowledge, any person acting on Seller’s behalf or any other person that would be a “covered person” within the meaning of Rule 506(d) of Regulation D under the Securities Act is subject to any disqualifying event described in Rule 506(d) of the Securities Act.

16. Отсутствие оснований для дисквалификации; статус «недобросовестного лица» (Bad Actor). Продавец заверяет, что ни он, ни — насколько известно Продавцу — какое-либо лицо, действующее от его имени, либо иное лицо, которое квалифицировалось бы как «охватываемое лицо» в значении Правила 506(d) Положения D к Закону о ценных бумагах, не подпадает под какое-либо событие, влекущее дисквалификацию согласно Правилу 506(d) Закона о ценных бумагах.

17. OFAC. None of Seller, nor any of its controlled affiliates, or any director, officer, employee or agent of the Seller or any of its controlled affiliates is a Sanctioned Person (as defined below). Each of Seller, its controlled affiliates and the directors, officers, employees and agents of the Seller and its affiliates is in compliance with, and since July 3, 2023, has not violated, any of the Sanctions (as defined below), the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001, and the U.S. Money Laundering Control Act of 1986, as amended through the date hereof, to the extent applicable to the Seller and its controlled affiliates, and all other applicable anti-money laundering and economic sanctions laws and regulations of the United States or any other applicable jurisdiction. The Seller and its controlled affiliates do not engage in any sales, transactions or other business with Sanctioned Persons (as defined below) or with individuals or entities located in or organized under the laws of countries subject to comprehensive sanctions programs administered by the U.S. government (currently Cuba, Iran, North Korea, Syria and the Crimea, Donetsk and Luhansk regions of Ukraine). For the purposes of this paragraph: (i) “Sanctions” means any of the laws, executive orders, regulations and rules related to sanctions programs administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Bureau of Industry and Security of the U.S. Department of Commerce (“BIS”) or the U.S. Department of State (“State Department”), the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom. (ii) “Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the Sanctions prohibit or restrict a U.S., E.U. or U.K. Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”) and other lists maintained by OFAC, the BIS Entity List, Denied Persons List and Unverified List, and the sanctions lists maintained by the State Department, as each such list may be amended from time to time.	17. OFAC. Ни Продавец, ни какие-либо контролируемые им аффилированные лица, ни какой-либо директор, должностное лицо, работник или агент Продавца или его контролируемых аффилированных лиц не являются Подсанкционным лицом (как определено ниже). Продавец, его контролируемые аффилированные лица и их директора, должностные лица, работники и агенты соблюдают и с 3 июля 2023 года не нарушали ни одного из Санкционных режимов (как определено ниже), Закона США о банковской тайне (с изменениями, внесёнными «Патриотическим актом США 2001 года») и Закона США о контроле за отмыванием денег 1986 года (в действующей на дату настоящего Договора редакции) в части, применимой к Продавцу и его контролируемым аффилированным лицам, а также всех иных применимых законов и нормативных актов о противодействии отмыванию денег и об экономических санкциях США или любой иной применимой юрисдикции. Продавец и его контролируемые аффилированные лица не осуществляют каких-либо продаж, сделок или иной хозяйственной деятельности с Подсанкционными лицами (как определено ниже) либо с физическими или юридическими лицами, находящимися в странах или учреждёнными по законодательству стран, в отношении которых действуют комплексные санкционные программы, применяемые правительством США (на настоящий момент — Куба, Иран, КНДР, Сирия, а также Крым, Донецкая и Луганская области Украины). Для целей настоящего пункта: (i) «Санкции» означают любые законы, исполнительные приказы, нормативные акты и правила, относящиеся к санкционным программам, применяемым Управлением по контролю за иностранными активами Министерства финансов США (далее — «OFAC»), Бюро промышленности и безопасности Министерства торговли США (далее — «BIS») или Государственным департаментом США (далее — «Государственный департамент»), Европейским союзом, любым государством — членом ЕС, Организацией Объединённых Наций и Казначейством Его Величества Соединённого Королевства; (ii) «Подсанкционное лицо» означает любое правительство, страну, корпорацию или иное образование, группу или физическое лицо, с которыми или в отношении которых Санкции запрещают или ограничивают для Лиц США, ЕС или Соединённого Королевства совершение сделок, и включает, без ограничения, любое физическое или юридическое лицо, фигурирующее в списке OFAC специально обозначенных лиц и заблокированных лиц (далее — «Список SDN») и иных списках, ведомых OFAC, в Списке организаций BIS, Списке отказанных лиц и Списке неверифицированных лиц, а также в санкционных списках, ведомых Государственным департаментом, с учётом их периодических изменений.

18. Exemption from Registration. Seller acknowledges and agrees that the sale of the Shares is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(1) thereof, as interpreted by applicable judicial and regulatory authorities, and that Buyer is relying upon the truth and accuracy of Seller’s representations, warranties and agreements set forth herein in connection with the availability of such exemption.	18. Освобождение от регистрации. Продавец признаёт и соглашается, что продажа Акций предполагается освобождённой от требований о регистрации по Закону о ценных бумагах согласно его Разделу 4(a)(1) с учётом толкования применимых судебных и регулирующих органов, и что Покупатель полагается на достоверность и точность заверений, гарантий и обязательств Продавца, изложенных в настоящем Договоре, в связи с применимостью такого изъятия.

19. Fees. No brokerage or finder’s fees or commissions are or will be payable by Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. Buyer shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Article II, Section 19 that may be due in connection with the transactions contemplated by the Agreement.

19. Комиссии. Со стороны Продавца не подлежат уплате и не будут уплачиваться какие-либо брокерские, посреднические комиссии или вознаграждения какому-либо брокеру, финансовому советнику или консультанту, поисковому агенту, размещающему агенту, инвестиционному банку, банку или иному лицу в связи с предусмотренными настоящим Договором сделками. Покупатель не несёт каких-либо обязательств в отношении каких-либо комиссий или требований, заявленных другими лицами или от их имени в отношении комиссий, предусмотренных настоящей Статьёй II, пункт 19, которые могут возникнуть в связи с предусмотренными настоящим Договором сделками.

20. Representations and Warranties. The representations and warranties of Seller included in this Agreement are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading, under the circumstance under which they were made and shall survive after the Closing as set forth herein.

20. Заверения и гарантии. Заверения и гарантии Продавца, включённые в настоящий Договор, являются достоверными и полными во всех существенных аспектах и не содержат каких-либо недостоверных сведений о существенных фактах и не упускают каких-либо существенных фактов, подлежащих указанию или необходимых для того, чтобы содержащиеся в них заявления, с учётом обстоятельств, в которых они сделаны, не вводили в заблуждение, и сохраняют силу после Завершения сделки в порядке, предусмотренном настоящим Договором.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BUYER	СТАТЬЯ III. ЗАЯВЛЕНИЯ И ГАРАНТИИ ПОКУПАТЕЛЯ

Buyer hereby represents and warrants to Seller that now and as of the Closing:

1. Authority Relative to this Agreement. Buyer has the requisite power and authority to enter into this Agreement and carry out its obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

Покупатель настоящим заверяет и гарантирует Продавцу, что на дату настоящего Договора и на Дату завершения сделки:

1. Полномочия в отношении настоящего Договора. Покупатель обладает необходимыми правоспособностью и полномочиями для заключения настоящего Договора и исполнения своих обязательств по нему. Настоящий Договор надлежащим образом заключён и исполнен Покупателем и представляет собой действительное и юридически обязывающее обязательство Покупателя, подлежащее принудительному исполнению согласно его условиям, за исключением случаев, когда такое принудительное исполнение может быть ограничено законодательством о банкротстве, несостоятельности или иными аналогичными законами, влияющими на принудительное исполнение прав кредиторов в целом, либо общими принципами справедливости (equity).

2. Buyer Representation Regarding the Shares. Buyer understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and Buyer is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling the Shares or any part thereof, has no present intention of distributing any of the Shares and has no arrangement or understanding with any other persons regarding the distribution of the Shares (this representation and warranty not limiting Buyer’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Buyer is not acquiring the Shares hereunder in the ordinary course of its business. Buyer does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.	2. Заверения Покупателя в отношении Акций. Покупатель понимает, что Акции являются «ограниченными ценными бумагами» (restricted securities) и не зарегистрированы по Закону о ценных бумагах или применимому законодательству штатов о ценных бумагах, и Покупатель приобретает Акции в качестве принципала от собственного имени и в собственных интересах, а не с целью распределения или перепродажи Акций или какой-либо их части; в настоящее время у Покупателя нет намерения распределять какие-либо Акции и нет договорённостей или пониманий с какими-либо иными лицами о распределении Акций (настоящее заверение и гарантия не ограничивают право Покупателя продавать Акции в соответствии с регистрационным заявлением или иным образом в соответствии с применимым федеральным и штатным законодательством о ценных бумагах). Покупатель не приобретает Акции в рамках обычной хозяйственной деятельности. Покупатель не имеет каких-либо соглашений или пониманий, прямо или косвенно, с каким-либо лицом о распределении каких-либо Акций.

3. Buyer Status. At the time Buyer receives any of the Shares, Buyer will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.	3. Статус Покупателя. На момент получения Покупателем каких-либо Акций Покупатель будет являться «аккредитованным инвестором» в значении, придаваемом этому термину Правилом 501(a) Закона о ценных бумагах.

4. Experience of Buyer. Buyer, either alone or together with its representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4. Опыт Покупателя. Покупатель самостоятельно либо совместно со своими представителями обладает такими знаниями, квалификацией и опытом в коммерческих и финансовых вопросах, которые позволяют оценить достоинства и риски потенциальной инвестиции в Акции, и оценил такие достоинства и риски. Покупатель в состоянии нести экономический риск инвестиции в Акции и в настоящее время в состоянии понести полную утрату такой инвестиции.

5. General Solicitation. Buyer is not receiving the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.	5. Общее предложение. Покупатель не приобретает Акции в результате каких-либо рекламных объявлений, статей, уведомлений или иных сообщений об Акциях, опубликованных в газетах, журналах или аналогичных средствах массовой информации либо переданных по телевидению или радио, либо представленных на каком-либо семинаре или ином общем предложении или общей рекламе.

ARTICLE IV. COVENANTS	СТАТЬЯ IV. ОБЯЗАТЕЛЬСТВА
1. Resignation and Appointment of the Company’s Officers and Directors. Seller shall cause the Company’s officers and directors to resign and be duly replaced by Buyer’s designees, effective as of the Closing Date.	1. Отставка и назначение должностных лиц и директоров Компании. Продавец обеспечивает, чтобы должностные лица и директора Компании подали в отставку и были надлежащим образом заменены лицами, назначенными Покупателем, с даты Завершения сделки.

2. Cooperation and Exchange of Information with regard to SEC Filings. Seller shall provide Buyer with such cooperation and information as Buyer reasonably may request of Seller in filing any document with the SEC or the Financial Industry Regulatory Authority, Inc. on behalf of the Company relating to any period occurring on or prior to the Closing Date, including any schedule or attachment thereto, and including any amendment.

2. Сотрудничество и обмен информацией в отношении подаваемых в SEC документов. Продавец оказывает Покупателю такое содействие и предоставляет такие сведения, которые Покупатель может обоснованно запросить у Продавца, в связи с подачей от имени Компании каких-либо документов в SEC или в Financial Industry Regulatory Authority, Inc. за любой период, оканчивающийся в Дату завершения сделки или ранее, включая любые приложения и изменения к ним.

3. Cooperation and Exchange of Information with regard to Taxes. Seller shall provide Buyer with such cooperation and information as Buyer reasonably may request of Seller in filing any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (“Tax Return”) of the Company and in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Seller shall deliver all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date to Buyer.	3. Сотрудничество и обмен информацией в отношении налогов. Продавец оказывает Покупателю такое содействие и предоставляет такие сведения, которые Покупатель может обоснованно запросить у Продавца, в связи с подачей любых деклараций, заявлений, отчётов, требований о возврате, информационных отчётов или иных документов, относящихся к налогам, включая любые приложения и изменения к ним (далее — «Налоговые декларации») Компании, а также в связи с любыми проверками или иными разбирательствами в отношении налогов Компании. Такое содействие и сведения включают предоставление копий соответствующих Налоговых деклараций или их частей вместе с приложениями, связанной рабочей документацией и документами, относящимися к разъяснениям или иным решениям налоговых органов. Продавец передаёт Покупателю все Налоговые декларации, приложения и рабочую документацию, записи и иные документы, находящиеся в его распоряжении и относящиеся к налоговым вопросам Компании за любой налоговый период, начинающийся до Даты завершения сделки.

4. No Inconsistent Action. Neither Seller nor Buyer will take any action which is inconsistent with their respective obligations under this Agreement.	4. Отсутствие действий, противоречащих Договору. Ни Продавец, ни Покупатель не будут совершать каких-либо действий, противоречащих их соответствующим обязательствам по настоящему Договору.

5. Release. In consideration of the execution, delivery and performance of this Agreement by Buyer, Seller hereby gives the following general release effective as of the Closing:	5. Освобождение от ответственности. С учётом заключения, передачи и исполнения настоящего Договора Покупателем Продавец настоящим даёт следующее общее освобождение, вступающее в силу с момента Завершения сделки:

(a) Seller, on behalf of Seller and his, her or its beneficiaries, attorneys, agents, representatives, affiliates, heirs, successors and assigns, hereby agrees that none of the Buyer Released Parties (as defined below) shall have any liability to Seller or his, her or its beneficiaries, attorneys, agents, representatives, affiliates, heirs, successors and assigns with respect to, based upon, arising from, resulting from, or relating to directly or indirectly the transfer and sale of the Shares under this Agreement (excluding, however, Seller’s right to receive the Purchase Price from Buyer), whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including, without limitation, as a matter of contribution, indemnification, set-off, rescission, or reimbursement; (ii) waives any right, claim or cause of action at law or in equity with respect to, arising from, based upon, resulting from or relating to directly or indirectly the transfer and sale of the Shares under this Agreement (excluding, however, Seller’s right to receive the Purchase Price from Buyer), including, without limitation, pursuant to the rules and regulations promulgated by the SEC under the Exchange Act, or of any state or federal statute or regulation, and relinquishes all rights and remedies accorded by applicable law to a seller of securities to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and (iii) hereby and forever fully releases and discharges Buyer and its respective directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors, heirs and assigns (collectively, the “Buyer Released Parties”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, whether asserted, unasserted, absolute, contingent, known or unknown, which Seller or its directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and/or assigns may have against the Buyer Released Parties or any of them, to the extent arising from, or related to, the transfer and sale of the Shares under this Agreement (excluding, however, Seller’s right to receive the Purchase Price from Buyer) (collectively, the “Buyer Released Claims”).

(а) Продавец, от своего имени и от имени своих бенефициаров, юристов, агентов, представителей, аффилированных лиц, наследников, правопреемников и цессионариев, настоящим соглашается, что ни одно из Освобождённых лиц Покупателя (как определено ниже) не несёт какой-либо ответственности перед Продавцом или его бенефициарами, юристами, агентами, представителями, аффилированными лицами, наследниками, правопреемниками и цессионариями, в отношении, на основании, в связи с, в результате или относительно — прямо или косвенно — передачи и продажи Акций по настоящему Договору (за исключением, однако, права Продавца на получение Цены покупки от Покупателя), независимо от того, возникает ли такая ответственность прямо или косвенно, основным или вторичным образом, в силу договора, закона или иным образом, включая, без ограничения, в порядке вклада, возмещения, зачёта, расторжения или возврата средств; (ii) отказывается от любых прав, требований или оснований иска по праву или справедливости, относящихся к, возникающих на основании, в результате или относительно — прямо или косвенно — передачи и продажи Акций по настоящему Договору (за исключением, однако, права Продавца на получение Цены покупки от Покупателя), включая, без ограничения, согласно нормам и правилам, изданным SEC по Закону о биржах, либо штатному или федеральному закону или нормативному акту, и отказывается от всех прав и средств защиты, предоставленных применимым правом продавцу ценных бумаг, в максимально допустимой законом мере, а также от всех прав на участие в любом требовании, иске или средстве защиты, которыми другие лица могут располагать в настоящее время или впоследствии в отношении вышеизложенного; и (iii) настоящим окончательно и навсегда полностью освобождает Покупателя и его соответствующих директоров, должностных лиц, доверительных управляющих, акционеров, работников, бенефициаров, юристов, агентов, представителей, партнёров, партнёров с ограниченной ответственностью, инвесторов, аффилированных лиц, правопреемников, наследников и цессионариев (совместно — «Освобождённые лица Покупателя») от любых и всех исков, требований, обязательств, ответственности, претензий и оснований иска, условных или иных, любого характера и природы, по праву и по справедливости, заявленных или незаявленных, абсолютных, условных, известных или неизвестных, которые Продавец или его директора, должностные лица, доверительные управляющие, акционеры, работники, бенефициары, юристы, агенты, представители, партнёры, партнёры с ограниченной ответственностью, инвесторы, аффилированные лица, правопреемники и/или цессионарии могут иметь в отношении Освобождённых лиц Покупателя или кого-либо из них, в той мере, в которой они возникают из или относятся к передаче и продаже Акций по настоящему Договору (за исключением, однако, права Продавца на получение Цены покупки от Покупателя) (совместно — «Освобождённые требования к Покупателю»).

(b) Seller is aware that it may hereafter discover claims or facts in addition to or different from those Seller now knows or believes to exist, which if Seller had known, may have affected Seller’s decision to execute this Agreement; however, Seller hereby settles and releases all of the Buyer Released Claims which Seller had, has or may have against the Buyer Released Parties including arising out of such additional or different facts;

Nothing herein releases claims for fraud, intentional misconduct, or breach of Fundamental Representations and

(б). Продавец осознаёт, что в дальнейшем он может обнаружить требования или факты, дополнительные или отличные от тех, которые ему сейчас известны или которые он считает существующими, и которые, будь они известны Продавцу, могли бы повлиять на его решение о заключении настоящего Договора; тем не менее Продавец настоящим урегулирует и освобождает все Освобождённые требования к Покупателю, которые Продавец имел, имеет или может иметь в отношении Освобождённых лиц Покупателя, включая возникающие из таких дополнительных или иных фактов; и

Никакие положения настоящего Договора не ограничивают и не исключают требования, связанные с мошенничеством, умышленным неправомерным поведением либо нарушением Фундаментальных заверений и гарантий.

(c) Seller represents and agrees that Seller (i) has not filed with any governmental or regulatory body or any other person any Legal Proceeding against any of the Released Parties involving any Released Claims and (ii) shall not do so at any time hereafter.	(в). Продавец заверяет и соглашается, что (i) не подавал в какой-либо государственный или регулирующий орган либо иному лицу каких-либо судебных разбирательств в отношении кого-либо из Освобождённых лиц по поводу Освобождённых требований и (ii) не будет совершать этого в любое время впоследствии.

ARTICLE V. DELIVERIES & CONDITIONS	СТАТЬЯ V. ПЕРЕДАЧА ДОКУМЕНТОВ И УСЛОВИЯ ЗАВЕРШЕНИЯ СДЕЛКИ
1. Items to be delivered to Buyer at the Closing by Seller and Conditions of Closing. Buyer’s obligation to purchase the Shares hereunder is conditioned on the following closing conditions and deliveries:	1. Документы, передаваемые Продавцом Покупателю в Дату завершения сделки, и условия Завершения сделки. Обязательство Покупателя приобрести Акции по настоящему Договору обусловлено выполнением следующих условий и передачей следующих документов:

(a) Delivery by Seller of the following:

(i) A duly executed copy of this Agreement, including a balance sheet of the Company, as of the date of this Agreement and as of the Closing Date, if after the date of this Agreement;

(ii) Instructions to the Company’s transfer agent to transfer the Shares in book entry form to the name of the Buyer, together with copies of stock purchase agreements, subscription agreements or other documents or instruments by which the Shares were acquired by Seller from the Company, together with cancelled checks, wire transfer records or other evidence of payment of the purchase price therefore, or applicable transfer of the Shares into the name of the Buyer with the Company’s transfer agent, which may be in electronic form;

(a) Передача Продавцом следующего:

(i) надлежащим образом подписанной копии настоящего Договора, включая балансовый отчёт Компании на дату настоящего Договора и на Дату завершения сделки, если она наступает после даты настоящего Договора;

(ii) Инструкции трансфер-агенту Компании о переводе Акций в бездокументарной (book-entry) форме на имя Покупателя, приложенных к нему передаточных распоряжений по акциям (далее — «Сертификат акций»), вместе с копиями соглашений о купле-продаже акций, договоров подписки или иных документов или инструментов, на основании которых Продавец приобрёл Акции у Компании, вместе с погашенными чеками, банковскими выписками о переводе или иными доказательствами оплаты цены покупки за них, либо применимой передачи Акций на имя Покупателя через трансфер-агента Компании, что может быть оформлено в электронной форме;

(iii) Seller shall instruct the Company (A) to cancel book entries on the records of the Company’s transfer agent representing all of the Shares and to issue new book entries on the records of the Company’s transfer agent evidencing the Shares being purchased by Buyer, (B) to register in its books and records the number of the Shares sold and transferred by Seller and acquired by Buyer hereunder.

(iii) Продавец поручит Компании (A) аннулировать записи в реестре трансфер-агента Компании, представляющие все Акции, и оформить новые записи в реестре трансфер-агента Компании, подтверждающие Акции, приобретаемые Покупателем, и (B) зарегистрировать в своих книгах и записях количество Акций, проданных и переданных Продавцом и приобретённых Покупателем по настоящему Договору;

(iv) An IRS Form W-9 or W-8, as applicable;

(v) All minutes and resolutions of the Board of Directors of the Company and of the stockholders (and meetings of stockholders) in possession of the Company;

(vi) A shareholders list of the Company, listing the names of record, addresses and number of shares held as of the Closing Date, certified by the Company’s transfer agent and dated no earlier than three (3) calendar days prior to the Closing Date;

(iv) формы IRS W-9 или W-8, в зависимости от применимости;

(v) всех протоколов и решений Совета директоров Компании и акционеров (а также собраний акционеров), находящихся в распоряжении Компании;

(vi) списка акционеров Компании с указанием имён, адресов и количества акций, удерживаемых на Дату завершения сделки, заверенного трансфер-агентом Компании и датированного не ранее чем за три (3) календарных дня до Даты завершения сделки;

(vii) All books and records of the Company; all financial books, records and statements of the Company, and all Tax Returns, schedules and work papers, records and other documents relating to the Tax matters of the Company;	(vii) всех книг и записей Компании; всех финансовых книг, записей и отчётов Компании, а также всех Налоговых деклараций, приложений и рабочей документации, записей и иных документов, касающихся налоговых вопросов Компании;

(viii) a statement from the Company, signed by an authorized officer of the Company, that the Company is not, and has not been, a “United States real property holding corporation,” as defined in Section 897©(2) of the Code, such statement in form and substance conforming to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), and a notice of such statement to be delivered by Buyer to the IRS on behalf of the Company in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2);	(viii) заявления Компании, подписанные уполномоченным должностным лицом Компании, о том, что Компания не является и не являлась «корпорацией — держателем недвижимости в США» (United States real property holding corporation), как определено в Разделе 897(c) (2) Налогового кодекса США, по форме и содержанию соответствующего требованиям Положений Министерства финансов §§ 1.1445-2(c)(3) и 1.897-2(h), а также уведомления о таком заявлении, подлежащего передаче Покупателем в IRS от имени Компании в соответствии с положениями § 1.897-2(h)(2) Положений Министерства финансов;

(ix) Letters of resignation and general release from each of the Company’s current officers and directors to be effective upon the Closing and confirming that they have no claim against the Company in respect of any outstanding remuneration or fees of whatever nature;

(ix) писем об отставке и общем освобождении от ответственности от каждого из действующих должностных лиц и директоров Компании, вступающих в силу с момента Завершения сделки и подтверждающих отсутствие у них каких-либо требований к Компании в отношении невыплаченного вознаграждения или гонораров любого характера;

(x) Evidence of the spin-off of all subsidiaries in form and content reasonably satisfactory to Buyer; and	(x) доказательств выделения (spin-off) всех дочерних обществ в форме и содержании, разумно приемлемых для Покупателя; и

(xi) Any other document reasonably requested by Buyer that Buyer deems necessary for the consummation of this transaction.	(xi) любых иных документов, обоснованно запрошенных Покупателем, которые Покупатель сочтёт необходимыми для совершения настоящей сделки.

(b) Seller acknowledges and understands that Buyer is entering into a similar Securities Purchase Agreement, of even date herewith, with another shareholder of the Company for the sale of 2,000,000 shares of Common Stock to Buyer for an aggregate purchase price of $500,000, it is a condition for Buyer’s Closing of its purchase of the Shares hereunder and the delivery of the Purchase Price to Seller that the sale of the other 2,000,000 shares of Common Stock be closed concurrently herewith and such other shares of Common Stock are also delivered to Buyer.

(b) Продавец признаёт и понимает, что Покупатель заключает аналогичный Договор купли-продажи ценных бумаг, датированный той же датой, с другим акционером Компании о продаже 2 000 000 Обыкновенных акций Покупателю за общую цену покупки 500 000 долл. США; условием Завершения Покупателем сделки по приобретению Акций по настоящему Договору и передачи Цены покупки Продавцу является одновременное закрытие сделки по продаже указанных 2 000 000 Обыкновенных акций и одновременная передача таких иных Обыкновенных акций Покупателю.

(c) Buyers’ designees for the officer and director positions of the Company shall have been duly appointed; and	(c) Кандидаты Покупателя на должности должностных лиц и директоров Компании должны быть надлежащим образом назначены; и

(d) The representations and warranties of Seller set forth in Article 2 of this Agreement shall be true and correct in all material respects.	(d) Заверения и гарантии Продавца, изложенные в Статье 2 настоящего Договора, должны быть достоверными и точными во всех существенных аспектах.

(e) The Seller has obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares, all of which shall be in full force and effect.	(e) Продавец должен получить все согласия, разрешения, одобрения, регистрации и отказы, необходимые для совершения купли-продажи Акций, причём все они должны иметь полную юридическую силу.

(f) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(f) Не должно быть вынесено каких-либо решений, приказов, постановлений, предписаний, наград или указов какого-либо суда либо судьи, юстиции или магистрата, в том числе суда по делам о банкротстве, либо каких-либо постановлений какого-либо государственного органа, и ни один государственный орган не должен возбудить никакого иска или разбирательства, запрещающего или препятствующего совершению предусмотренных настоящим Договором сделок.

2. Items to be delivered at the Closing by Buyer. Seller’s obligations to sell the Shares hereunder is conditioned on the following closing conditions and deliveries by Buyer:	2. Документы, передаваемые Покупателем в Дату завершения сделки. Обязательство Продавца продать Акции по настоящему Договору обусловлено выполнением Покупателем следующих условий и передачей следующих документов:

(a) A duly executed copy of this Agreement; (b) The Purchase Price; and (c) Any other document reasonably requested by Seller that he deems necessary for the consummation of this transaction.

(a) надлежащим образом подписанной копии настоящего Договора;

(b) Цены покупки; и

(c) любых иных документов, обоснованно запрошенных Продавцом, которые он сочтёт необходимыми для совершения настоящей сделки.

ARTICLE VI. INDEMNIFICATION	СТАТЬЯ VI. ВОЗМЕЩЕНИЕ УБЫТКОВ

1. Indemnification.	1. Возмещение убытков.

(a) Obligation of Seller to Indemnify. Seller shall indemnify, defend and hold harmless Buyer and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each a “Buyer Indemnitee” and collectively, the “Buyer Indemnitees”) and the Company from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ and consultants’ fees and disbursements) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of Seller contained in this Agreement, (ii) breach by Seller of any covenant or agreement contained in this Agreement or (iii) any damages or liabilities incurred by Buyer or the Company arising from any actions taken by the Company prior to the Closing Date.

(а) Обязательство Продавца по возмещению убытков. Продавец возмещает, защищает и ограждает Покупателя и его директоров, должностных лиц, работников, аффилированных лиц, акционеров, держателей долговых обязательств, агентов, юристов, правопреемников и цессионариев (включая, без ограничения, лиц, привлечённых в связи с предусмотренными настоящим Договором сделками) (каждый — «Освобождённое лицо Покупателя», а совместно — «Освобождённые лица Покупателя») и Компанию от всех убытков, обязательств, ущерба, недостач, расходов или затрат (включая проценты, штрафы и разумные гонорары и расходы юристов и консультантов) (совместно — «Убытки»), основанных на, возникающих из или иным образом связанных с (i) недостоверностью любого заверения или гарантии Продавца, содержащихся в настоящем Договоре, (ii) нарушением Продавцом любого обязательства или соглашения, содержащихся в настоящем Договоре, или (iii) любым ущербом или обязательствами, понесёнными Покупателем или Компанией, возникающими из любых действий, совершённых Компанией до Даты завершения сделки.

(b) Notice and Opportunity to Defend. Promptly after receipt by any person entitled to indemnity under this Agreement (an “Indemnitee”) of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”) that may result in a Loss, the Indemnitee shall give notice thereof (the “Claims Notice”) to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Article 6, Section 1(a) (the “Indemnifying Party”). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.	(б) Уведомление и возможность защиты. Немедленно после получения любым лицом, имеющим право на возмещение по настоящему Договору (далее — «Освобождённое лицо»), уведомления о любом требовании, претензии или обстоятельствах, которые с течением времени могут привести к возникновению требования или возбуждению (или угрозе возбуждения) любого иска, разбирательства или расследования (далее — «Заявленное обязательство»), могущего повлечь Убытки, Освобождённое лицо направляет об этом уведомление (далее — «Уведомление о требовании») любой другой стороне (или сторонам), которая обязана или может быть обязана предоставить возмещение в соответствии со Статьёй 6, пунктом 1(a) (далее — «Возмещающая сторона»). Уведомление о требовании должно достаточно подробно описывать Заявленное обязательство и указывать сумму (оценочную, если необходимо и насколько это практически возможно) Убытков, понесённых или которые могут быть понесены Освобождённым лицом.

(c) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.	(в) Возмещающая сторона вправе по своему выбору урегулировать или защищать за свой счёт и силами собственного юридического советника любое Заявленное обязательство. Если Возмещающая сторона решает урегулировать или защищать такое Заявленное обязательство, она в течение 30 дней с даты направления Уведомления о требовании (или раньше, если того требует природа Заявленного обязательства) уведомляет Освобождённое лицо о таком намерении, и Освобождённое лицо сотрудничает за счёт Возмещающей стороны в урегулировании или защите против такого Заявленного обязательства. Если Возмещающая сторона решает не урегулировать и не защищать Заявленное обязательство, не уведомляет Освобождённое лицо о своём выборе, как предусмотрено настоящим Договором, либо оспаривает свою обязанность по возмещению по настоящему Договору, Освобождённое лицо вправе оплатить, урегулировать или защищать такое Заявленное обязательство, и все разумные расходы Освобождённого лица по защите или урегулированию такого Заявленного обязательства, все суммы, подлежащие уплате в связи с любым таким Заявленным обязательством согласно решению суда, государственного или регулирующего органа или арбитра, а также суммы, подлежащие уплате в связи с любым урегулированием, одобренным Освобождённым лицом, несёт Возмещающая сторона. За исключением случаев, прямо предусмотренных в предыдущем предложении, Освобождённое лицо не вправе урегулировать или мириться по какому-либо требованию вопреки возражениям Возмещающей стороны. В любом случае Освобождённое лицо и Возмещающая сторона могут участвовать за свой счёт в защите против такого Заявленного обязательства (но Освобождённое лицо не может её контролировать). Если Возмещающая сторона выбирает защищать какое-либо требование, Освобождённое лицо предоставляет в её распоряжение любые книги, записи или иные документы, находящиеся под его контролем и необходимые или подходящие для такой защиты.

ARTICLE VII. MISCELLANEOUS	СТАТЬЯ VII. ПРОЧИЕ ПОЛОЖЕНИЯ
1. Survival of Representations, Warranties and Agreements. All representations, warranties and statements made by a Party in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date. Each of the Parties is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.	1. Сохранение силы заверений, гарантий и обязательств. Все заверения, гарантии и заявления, сделанные Стороной в настоящем Договоре или в любом документе или сертификате, передаваемом во исполнение настоящего Договора, сохраняют силу после Даты завершения сделки. Каждая из Сторон заключает и исполняет настоящий Договор, полагаясь на заверения, гарантии, обязательства и соглашения, содержащиеся в настоящем Договоре или в Завершении сделки, предусмотренном настоящим Договором, а не на какое-либо расследование, которое она могла бы провести, либо на какие-либо заверения, гарантии, соглашения, обещания или сведения, письменные или устные, сделанные другой Стороной или каким-либо иным лицом, иначе как прямо предусмотрено в настоящем Договоре.

2. Further Assurances. If, at any time after the Closing, any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties, the Parties agree to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement.

2. Дальнейшие заверения. Если в любое время после Завершения сделки потребуются дополнительные документы, передаточные акты или иные подтверждения по праву, либо иные действия, необходимые, желательные или надлежащие для завершения предусмотренных настоящим Договором сделок в соответствии с его условиями, либо для закрепления, оформления или подтверждения, по записи или иным образом, права собственности на какое-либо имущество или права Сторон, Стороны обязуются заключить и передать все такие надлежащие документы, акты и подтверждения и совершить все необходимые, желательные или надлежащие действия для закрепления, оформления или подтверждения такого права собственности или прав, а также для иной реализации цели настоящего Договора.

3. Entire Agreement. This Agreement, and Exhibits hereto and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.	3. Полнота соглашения. Настоящий Договор, приложения к нему и любые инструменты и соглашения, подлежащие заключению во исполнение настоящего Договора, отражают полное понимание Сторон в отношении его предмета, объединяют и заменяют все предшествующие и одновременные договорённости в отношении его предмета и могут быть изменены или отменены, полностью или частично, только письменным документом, подписанным каждой из Сторон. Отказ от какого-либо положения настоящего Договора в каком-либо случае не считается отказом от того же или иного положения в каком-либо ином случае. Неосуществление какой-либо Стороной какого-либо положения настоящего Договора не толкуется как отказ от её прав по такому положению.

4. Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by Seller except with the prior written consent of Buyer. This Agreement and all of the obligations of Seller may be assigned by Buyer without the prior notice to Seller or written consent of Seller and upon assignment, all of the rights and obligations of Buyer shall be the rights and obligations of Buyer’s designated assignee.	4. Правопреемники и цессионарии. Настоящий Договор является обязательным для Сторон, подлежит принудительному исполнению в отношении них и действует в пользу Сторон и их соответствующих наследников, управляющих, душеприказчиков, личных представителей, правопреемников и цессионариев, и ничто в нём не предполагает предоставления какого-либо права, средства защиты или выгоды любому иному лицу. Настоящий Договор не может быть уступлен Продавцом без предварительного письменного согласия Покупателя. Настоящий Договор и все обязательства Продавца могут быть уступлены Покупателем без предварительного уведомления Продавца или его письменного согласия, и после такой уступки все права и обязательства Покупателя становятся правами и обязательствами назначенного Покупателем цессионария.

5. Amendment and Modification, Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

5. Внесение изменений и дополнений; отказ от прав. Настоящий Договор может быть изменён, дополнен или скорректирован только письменным соглашением, подписанным каждой Стороной. Никакой отказ какой-либо Стороны от каких-либо положений настоящего Договора не имеет силы, если не оформлен прямо в письменной форме и не подписан отказывающейся Стороной. Никакой отказ какой-либо Стороны не действует и не толкуется как отказ в отношении любого иного неисполнения, нарушения или просрочки, прямо не указанной в таком письменном отказе, независимо от того, является ли такое нарушение аналогичным или отличным по характеру и произошло ли оно до или после такого отказа. Неосуществление или промедление в осуществлении какого-либо права, средства защиты, полномочия или привилегии, вытекающих из настоящего Договора, не действует и не толкуется как отказ от них; равно как и любое единичное или частичное осуществление какого-либо права, средства защиты, полномочия или привилегии по настоящему Договору не препятствует их иному или дальнейшему осуществлению либо осуществлению любого иного права, средства защиты, полномочия или привилегии.

6. Governing Law; Waiver of Jury Trial. Any and all matters in dispute between the Parties, whether arising from or relating to the Agreement itself, or arising from alleged extracontractual facts prior to, during, or subsequent to the Agreement, including, without limitation, fraud, misrepresentation, negligence or any other alleged tort or violation of the contract, shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada, regardless of the legal theory upon which such matter is asserted. Each Party irrevocably waives any and all rights to a trial by jury in any legal proceeding arising out of any and all such matters in dispute;	6. Применимое право: отказ от рассмотрения дела присяжными. Все и любые споры между Сторонами, возникающие из настоящего Договора или связанные с ним, либо возникающие из заявленных внедоговорных фактов до, во время или после заключения Договора, включая, без ограничения, мошенничество, недостоверные заявления, небрежность или любой иной заявленный деликт или нарушение договора, регулируются, толкуются и приводятся в исполнение в соответствии с законодательством штата Невада, независимо от правовой теории, на которой основано такое дело. Каждая Сторона безотзывно отказывается от любых и всех прав на рассмотрение дела судом присяжных в любом судебном разбирательстве, возникающем из любых таких споров;

7. Good Faith Negotiation. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof (a “Dispute”), the Parties shall first attempt to resolve such Dispute through good faith negotiation for a period of thirty (30) calendar days following written notice by one Party to the other identifying the Dispute in reasonable detail.

7. Добросовестные переговоры. В случае возникновения любого спора, разногласия или требования, возникающего из настоящего Договора либо в связи с ним, включая его нарушение, прекращение действия или действительность (далее — «Спор»), Стороны обязуются первоначально предпринять попытку урегулировать такой Спор путем добросовестных переговоров в течение тридцати (30) календарных дней с даты получения одной Стороной письменного уведомления другой Стороны, содержащего разумно достаточное описание существа Спора.

8. Arbitration. If the Parties are unable to resolve a Dispute through negotiation within the period specified in Section 7 immediately preceding, such Disputed shall be finally resolved by binding arbitration administered by the Swiss Arbitration Centre in accordance with the Swiss Rules of International Arbitration then in effect. The arbitration shall be (a) conducted before a panel of three (3) arbitrators, with each Party designating one (1) arbitrator and the two Party-designated arbitrators jointly designating the presiding arbitrator (or failing agreement, the presiding arbitrator to be appointed by the Swiss Arbitration Centre); (b) seated in Zurich, Switzerland; conducted in the English language; and (d) governed by the law of the State of Nevada, United States; provided, however, if the arbitrators are unable to apply Nevada law, then they shall apply the laws of such jurisdiction as the presiding arbitrator shall determine. The arbitral award shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction. Each Party shall bear its own costs of arbitration, unless the arbitral tribunal determines otherwise.	8. Арбитраж. Если Стороны не смогут урегулировать Спор путем переговоров в течение срока, указанного в Разделе 7 выше, такой Спор подлежит окончательному разрешению посредством обязательного арбитража, администрируемого Swiss Arbitration Centre, в соответствии со Швейцарскими правилами международного арбитража (Swiss Rules of International Arbitration), действующими на момент начала арбитражного разбирательства. Арбитраж будет: (a) проводиться коллегиально тремя (3) арбитрами, при этом каждая Сторона назначает по одному (1) арбитру, а два арбитра, назначенные Сторонами, совместно назначают председательствующего арбитра (в случае несогласия председательствующий арбитр назначается Швейцарским арбитражным центром); (b) местом проведения арбитража является город Цюрих, Швейцария; (c) разбирательство ведётся на английском языке; и (d) применяется право штата Невада, США; при этом, если арбитры не в состоянии применить право штата Невада, они применяют право той юрисдикции, которое определит председательствующий арбитр. Арбитражное решение является окончательным и обязательным для Сторон и может быть приведено в исполнение в любом суде, обладающем юрисдикцией. Каждая Сторона несёт собственные расходы по арбитражу, если арбитражный трибунал не постановит иного.

9. Attorneys’ Fees. In the event that any Dispute between the Parties should result in arbitration, the prevailing Party in such Dispute shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law.	9. Расходы на юридическое сопровождение. В случае если любой Спор между Сторонами приведет к арбитражному разбирательству, Сторона, выигравшая спор, имеет право на возмещение разумных расходов на оплату услуг адвокатов и иных расходов, понесенных в связи с приведением в исполнение соответствующего решения, а также на взыскание процентов, начисляемых до вынесения решения (prejudgment interest) с даты нарушения обязательства по максимальной ставке, допускаемой применимым законодательством.

10. Severability. If any term or provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10. Недействительность отдельных положений (Severability). Если какое-либо условие или положение настоящего Договора будет признано недействительным или не подлежащим принудительному исполнению судом компетентной юрисдикции, настоящий Договор толкуется и подлежит исполнению, как если бы такое положение было исключено или ограничено, но только в той мере, в которой это необходимо для того, чтобы данное положение и настоящий Договор сохранили принудительную исполнимость. После такого определения о недействительности, незаконности или невозможности исполнения какого-либо условия или иного положения Стороны добросовестно ведут переговоры о внесении изменений в настоящий Договор с целью отразить первоначальное намерение Сторон как можно более точно во взаимоприемлемой форме, чтобы предусмотренные настоящим Договором сделки были совершены в первоначально предполагаемом объёме в максимально возможной степени.

11. Confidentiality; Public Disclosure. The terms and existence of this Agreement are strictly confidential and shall not be disclosed by either Party to any third party without the prior written consent of the other Party; provided, however, that a Party may disclose the terms and existence of this Agreement (i) to the Company, such Party’s partners, members, affiliates, advisory board members, attorneys, accountants or other professional advisors or a prospective purchasers of the Shares or (ii) to the extent such disclosure is required by applicable law, regulation or rule, including, without limitation, pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including Section 16 thereof (and filings on Forms 3, 4 and 5) and any Schedule 13D or Schedule 13G (and any amendments thereto)), or by any governmental or self-regulatory authority; provided that such Party shall disclose only that portion of the terms and existence of this Agreement that its counsel reasonably determines is required to be disclosed and, to the extent practicable, shall provide the other Party with prior notice of such disclosure. This provision shall survive the termination of this Agreement.

11. Конфиденциальность; публичное раскрытие. Условия и факт существования настоящего Договора являются строго конфиденциальными и не подлежат раскрытию какой-либо Стороной какому-либо третьему лицу без предварительного письменного согласия другой Стороны; при условии, однако, что Сторона вправе раскрыть условия и факт существования настоящего Договора (i) Компании, партнёрам, участникам, аффилированным лицам, членам консультативного совета такой Стороны, её юристам, бухгалтерам или иным профессиональным консультантам либо потенциальным покупателям Акций, или (ii) в той мере, в которой такое раскрытие требуется применимым законом, нормативным актом или правилом, включая, без ограничения, Закон о биржах и принятые в его развитие нормы и правила (включая Раздел 16 и подачу форм 3, 4 и 5, а также Расписания 13D или 13G (и любые поправки к ним)), либо любым государственным или саморегулируемым органом; при условии, что такая Сторона раскрывает только ту часть условий и факта существования настоящего Договора, которую её юридический советник обоснованно считает подлежащей раскрытию, и, насколько это практически возможно, заблаговременно уведомляет другую Сторону о таком раскрытии. Настоящее положение сохраняет силу после прекращения настоящего Договора.

12. Specific Performance. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other remedies at law would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by any Party of any of its covenants or obligations set forth in this Agreement, the non-breaching Party shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement, in addition to any other remedy that may be available at law or in equity. The Parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Parties under this Agreement.	12. Реальное исполнение (Specific Performance). Стороны соглашаются, что в случае неисполнения какого-либо положения настоящего Договора в соответствии с его конкретными условиями либо его иного нарушения возникнет непоправимый ущерб, и что денежная компенсация или иные средства правовой защиты, доступные по праву, не будут адекватным средством защиты от такого ущерба. Соответственно, Стороны признают и соглашаются, что в случае какого-либо нарушения или угрозы нарушения любой Стороной её обязательств или обязанностей, изложенных в настоящем Договоре, не нарушившая Сторона имеет право на получение судебного запрета или запретов для предотвращения нарушений или угроз нарушений, или для обеспечения соблюдения обязательств и обязанностей по настоящему Договору, в дополнение к любому иному средству защиты, доступному по праву или по справедливости. Стороны соглашаются не выдвигать каких-либо возражений против доступности справедливого средства защиты в виде реального исполнения для предотвращения или пресечения нарушений или угроз нарушений настоящего Договора и для принудительного исполнения условий и положений настоящего Договора в целях предотвращения нарушений или угроз нарушений либо обеспечения соблюдения обязательств и обязанностей Сторон по настоящему Договору.

13. No Publicity. Without the prior written consent of the other Party, each Party shall not use the name of any other Party hereto in any publicity or advertising and shall not issue a press release or otherwise publicize or disclose any information related to the existence of this Agreement or the terms or conditions herein, except as set forth in Article VII, Section 11.	13. Отсутствие публичности. Без предварительного письменного согласия другой Стороны каждая Сторона не использует имя любой другой Стороны в какой-либо публичной деятельности или рекламе и не выпускает пресс-релизов либо иным образом не предаёт огласке и не раскрывает какой-либо информации, связанной с существованием настоящего Договора или его условиями, за исключением случаев, указанных в Статье VII, пункте 11.

14. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when delivered to

(a) Kline Law Group, 15615 Alton Parkway, Suite 450, Irvine, California 92618, Attn: Scott C. Kline, Esq., email: scott@klinelawgroup.com (on behalf of Seller) or

(b) Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, Attn: Scott M. Miller, Esq., email smiller@egsllp.com (on behalf of Buyer) upon the earliest to occur of the following: (i) when personally delivered to such Party; (ii) the close of business on the third day after being deposited in the United States mail, registered or certified, postage prepaid and addressed to such Party at the address set forth herein (or as subsequently modified by written notice in accordance with this Section) (“Address”); (iii) the close of business on the first business day after being deposited in the United States with a nationally recognized overnight delivery service, or on the third business day if deposited outside of the United States with an internationally recognized delivery service, with delivery charges prepaid, addressed to such Party at such Party’s Address, and marked for next business day delivery or for delivery within three business days if deposited outside the United States; or (iv) actual receipt by such Party via electronic mail; provided, however, that notice sent via electronic mail shall be deemed duly given only when actually received and opened by the Party to which it is addressed.

14. Уведомления. Любое уведомление, требуемое или допускаемое настоящим Договором, должно быть оформлено в письменной форме и считается направленным Стороне, когда оно доставлено:

(a) Kline Law Group, 15615 Alton Parkway, Suite 450, Irvine, California 92618, вниманию: Scott C. Kline, Esq., эл. почта: scott@klinelawgroup.com (от имени Продавца) либо

(b) Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, вниманию: Scott M. Miller, Esq., эл. почта: smiller@egsllp.com (от имени Покупателя), при наступлении наиболее раннего из следующих событий: (i) при личном вручении такой Стороне; (ii) на конец рабочего дня на третий день после отправки заказным или сертифицированным письмом Почтой США, с предоплатой почтовых расходов, по адресу такой Стороны, указанному в настоящем Договоре (или впоследствии изменённому письменным уведомлением в соответствии с настоящим пунктом) (далее — «Адрес»); (iii) на конец рабочего дня в первый рабочий день после передачи в общенационально признанную службу курьерской доставки «на следующий рабочий день» либо на третий рабочий день, если отправлено за пределы Соединённых Штатов через международно признанную службу доставки, с предоплатой расходов на доставку, по Адресу такой Стороны, с указанием доставки в следующий рабочий день либо в течение трёх рабочих дней при отправке за пределы Соединённых Штатов; или (iv) при фактическом получении такой Стороной по электронной почте; при условии, однако, что уведомление, направленное по электронной почте, считается надлежащим образом данным только при его фактическом получении и открытии Стороной, которой оно адресовано.

15. Expenses. Except as otherwise specifically provided in this Agreement, each Party shall bear its own expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.	15. Расходы. За исключением случаев, прямо предусмотренных в настоящем Договоре, каждая Сторона самостоятельно несёт расходы, понесённые в связи с подготовкой, переговорами, заключением и исполнением настоящего Договора.

16. Separate Counsel. The Parties agree that they have been represented by separate counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.	16. Раздельные юридические консультанты. Стороны соглашаются, что каждая из них была представлена отдельным юридическим советником в ходе переговоров и заключения настоящего Договора, и в связи с этим отказываются от применения какого-либо закона, нормативного акта, правовой позиции или правила толкования, предусматривающего, что неясности в соглашении или ином документе толкуются против Стороны, составившей такое соглашение или документ.

17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms hereof and deliver them in person to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

17. Экземпляры. Настоящий Договор может быть подписан одновременно в двух или более экземплярах, каждый из которых может содержать подписи только одной Стороны, но все такие экземпляры в совокупности составляют один и тот же Договор. Настоящий Договор, переданный посредством факса или электронной почты (любая такая передача — «Электронная передача»), во всех отношениях рассматривается как оригинал соглашения или инструмента и считается имеющим такую же обязательную юридическую силу, как если бы это была оригинальная подписанная версия, доставленная лично. По требованию любой Стороны каждая иная Сторона повторно подписывает оригиналы и доставляет их лично всем другим Сторонам. Ни одна из Сторон не вправе ссылаться на использование Электронной передачи для передачи подписи или на тот факт, что какая-либо подпись или соглашение или инструмент были переданы посредством Электронной передачи, как на возражение против заключения договора, и каждая Сторона навсегда отказывается от такого возражения, за исключением случаев, когда такое возражение касается отсутствия аутентичности.

18. Termination. In the event that this execution of this Agreement and the Closing are not concurrent, this Agreement may be terminated by either party if the Closing has not been consummated on or before June 5, 2026 (the “Termination Date”); provided, however, that no such termination will affect the right of any Party to sue for any breach by any other Party and provided, further, that the right to terminate this Agreement shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Termination Date.

19. Language. In the event of any ambiguity or inconsistencies in this Agreement between the English and Russian versions of the language provided in this Agreement, the English language version shall, without exception, prevail.

18. Прекращение. В случае если подписание настоящего Договора и Завершение сделки не совпадают по времени, настоящий Договор может быть прекращён любой из Сторон, если Завершение сделки не было совершено до June 5, 2026 года (далее — «Дата прекращения»); при условии, однако, что такое прекращение не затрагивает право любой Стороны предъявить иск в связи с любым нарушением другой Стороной, и при условии, далее, что право на прекращение настоящего Договора не предоставляется Стороне, чьё неисполнение какого-либо обязательства по настоящему Договору явилось причиной или привело к несовершению Завершения сделки до Даты прекращения.

19. Язык. В случае любых расхождений, противоречий или неоднозначностей между английской и русской версиями настоящего Договора преимущественную силу имеет версия на английском языке, которая подлежит применению без каких-либо исключений.

[Remainder of page left blank intentionally. Signatures page follows.]	[Остаток страницы намеренно оставлен пустым. Страница с подписями следует далее.]

IN WITNESS WHEREOF, each of the Parties has executed this Securities Purchase Agreement as of the date first set forth above.	В ПОДТВЕРЖДЕНИЕ ЧЕГО каждая из Сторон подписала настоящий Договор купли-продажи ценных бумаг по состоянию на дату, впервые указанную выше.

SELLER:

Name of Seller:

Viktor Balan

Passport (Ukraine) No. FT069197

Contact phone number: +4917635463392

Email address: victor@stagewise.net

Address: Pechhuttenstrasse 6, Schifferstadt 67105, Germany

Number of Shares Sold: 1,000,000,0 Shares of Common Stock

Purchase Price: US$250,000.00

ПРОДАВЕЦ:

Имя:

Виктор Балан (Viktor Balan)

Паспорт (Украина) №FT069197

Контактный номер телефона: +4917635463392

Адрес электронной почты: victor@stagewise.net

Адрес: Pechhuttenstrasse 6, Schifferstadt 67105, Германия

Количество продаваемых акций: 1 000 000,0 Обыкновенных акций

Цена покупки: 250 000,00 долл. США

(Signature)	/s/ Viktor Balan	(Подпись)	/s/ Viktor Balan
Name: Viktor Balan		Имя: B1tKTOp 6anaH (Viktor Balan)
Title: Director		Должность: A11peKTOp
Dated: June 5, 2026		Дата: 5 июня 2026

BUYER: Name of Buyer: Artikkhodjaev Jakhongir Abidovich Passport No.:FB7700000 (Rep. of Uzbekistan) Number of Shares Purchased: 1,000,000,0 Shares of Common Stock Purchase Price: US$250,000.00		ПОКУПАТЕЛЬ: Имя Покупателя: Артыкходжаев Жахонгир Абидович Паспорт №FB7700000 (Республика Узбекистан) Количество приобретаемых акций: 1 000 000,0 Обыкновенных акций Цена покупки: 250 000.00 долл. США
(Signature)	/s/ Artikkhhodjaev Jakhongir Avidovich	(Подпись)	/s/ Artikkhhodjaev Jakhongir Avidovich
By:		В лице :
Dated: 5 June 2026		Дата: 5 июня 2026 года

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